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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 22, 2001 (except as discussed in Notes 10 and 13 as to which the date is March 27, 2001 and Note 20 as to which the date is April 5, 2001) included in Mikohn Gaming Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Las Vegas, Nevada
September 18, 2001